UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   May 13, 2024

SPECTRAL CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-50274	51-0520296
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4500 9th Avenue NE, Seattle, WA	98105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(206) 385-6490

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Spectral Capital Corporation is referred to herein as the “Company”, “we”, “our” or “us”.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 13, 2024, our Board of Directors made the following Director Appointment.

Appointment of Sean Michael Brehm

Sean Michael Brehm, age 57, was appointed as our director on May 13, 2024. Sean Michael Brehm’s career encompasses Chairman and CEO of Crowd Point Technologies and the Chairman of Node Nexus Network and previous roles as the Founder and CEO of Cyber Security, and Big Data Analytic and AI. In these roles he has worked with the U.S. Department of Defense and other commercial customers developing and enhancing cyber security measures and AI and big data platforms.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRAL CAPITAL CORPORATION

Date: May 13, 2024	By:	/s/ Jenifer Osterwalder
	Name:	Jenifer Osterwalder
	Title:	Chief Executive Officer